Registration No. 333-
===============================================================================
                             SECURITIES AND EXCHANGE COMMISSION
                                   Washington, D.C. 20549
                                    ____________________
                                           FORM S-8
                                   REGISTRATION STATEMENT
                                             UNDER
                                  THE SECURITIES ACT OF 1933
                                    ____________________

                                    LUMISYS INCORPORATED
                  (Exact name of registrant as specified in its charter)
       Delaware                                                   77-0133232
(State of Incorporation)                 (I.R.S. Employer Identification No.)
                                    ____________________

                                     225 Humboldt Court
                                     Sunnyvale, CA 94089
                                       (408) 733-6565
                            (Address of  principal executive offices)
                                    ____________________
                                   1995 STOCK OPTION PLAN
                          1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
                                  (Full title of the plans)
                                    ____________________
                                       Dean MacIntosh
                                   Chief Financial Officer
                                    Lumisys Incorporated
                                     225 Humboldt Court
                                    Sunnyvale, CA 94089
                                       (408) 733-6565
                   (Name, address, including zip code, and telephone number,
                         including area code, of agent for service)
                                    ____________________
                                    Copies to:
                                   Andrei M. Manoliu, Esq.
                                    Brett D. White, Esq.
                                     Cooley Godward LLP
                                    Five Palo Alto Square
                                     3000 El Camino Real
                                   Palo Alto, CA 94306-2155
                                       (650) 843-5000
                                    ____________________
                             CALCULATION OF REGISTRATION FEE

Title of            Amount   Proposed Maximum   Proposed Maximum    Amount of
Securities to       to be     Offering Price        Aggregate      Registration
be Registered     Registered   per share (1)   Offering Price (1)      Fee
----------------  ----------- ---------------  ------------------  ------------
Common Stock,        350,000       $3.28           $1,148,455         $319.27
$.001 par value
Common Stock         150,000       $3.28           $  492,195         $136.83
$.001 par value

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant's Common Stock on February 24, 1999 as reported on the NASDAQ National Market System.


                      INCORPORATION BY REFERENCE OF CONTENTS OF
           REGISTRATION STATEMENTS ON FORM S-8 NO. 333-30117 AND NO. 33-80253


The contents of Registration Statements on Form S-8 No. 333-30117, filed with the Securities and Exchange Commission ("SEC") on June 27, 1997, and No. 33-80253, filed with the SEC on December 11, 1995, are incorporated by reference herein.

                                 EXHIBITS

Exhibit
Number
-------
5.1     Opinion of Cooley Godward LLP

23.1    Consent of PricewaterhouseCoopers

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24      Power of Attorney is contained on the signature page.

99.1    1998 Non-Officer Stock Option Plan

                                SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on February 26, 1999.


                                                    LUMISYS INCORPORATED



                                                    By:/s/ Phillip Berman
                                                    ---------------------
                                                    Phillip Berman, M.D.
                                                    Chief Executive Officer
                                                    and President




                               POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Phillip Berman and Dean MacIntosh, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                          Date
---------------------       -----------------------      ------------------

/s/ Phillip Berman           Chief Executive Officer,     February 26, 1999
------------------------     President and Director
Phillip Berman, M.D.         (Principal Executive
                             Officer)

/s/ Dean MacIntosh           Chief Financial Officer      February 26, 1999
------------------------     (Principal Financial
Dean MacIntosh               Officer)

/s/ Douglas G. DeVivo        Director                     February 26, 1999
------------------------
Douglas G. DeVivo, Ph.D.

/s/ Craig Klosterman         Director                     February 26, 1999
------------------------
Craig Klosterman

/s/ C. Richard Kramlich      Director                     February 26, 1999
------------------------
C. Richard Kramlich

/s/ David I. Lapan           Director                     February 26, 1999
------------------------
David I. Lapan, M.D.

/s/ Bala Manian              Director                     February 26, 1999
------------------------
Bala Manian, Ph.D.

/s/ Austin E. Vanchieri      Director                     February 26, 1999
------------------------
Austin E. Vanchieri

















                               EXHIBIT INDEX


Exhibit                                                           Sequential
Number                        Description                        Page Number
-------  ------------------------------------------------------- ------------
5.1     Opinion of Cooley Godward LLP

23.1    Consent of PricewaterhouseCoopers

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24      Power of Attorney is contained on the signature page.

99.1    1998 Non-Officer Stock Option Plan




Exhibit 5.1

February 26, 1999

Lumisys Incorporated
225 Humboldt Court
Sunnyvale, CA 94089

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Lumisys Incorporated (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 350,000 shares of the Company's Common Stock, $.001 par value (the "1995 Plan Shares"), pursuant to its 1995 Stock Option Plan (the "1995 Plan"), and up to 150,000 shares of the Company's Common Stock, $.001 par value (the "Directors' Plan Shares"), pursuant to its 1995 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). The 1995 Plan Shares and Directors' Plan Shares are referred to herein as the "Shares" and the 1995 Plan and Directors' Plan are referred to herein as the "Plans."

In connection with this opinion, we have examined the Registration Statement and related Prospectuses, your Certificate of Incorporation and Bylaws, as amended, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with their respective Plans, the Registration Statement and related Prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP



Andrei M. Manoliu



EXHIBIT 23.1


                   CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29,
1998, which appears on page 19 of the 1997 Annual Report to Shareholders of Lumisys Incorporated on Form 10-K for the year ended December 31, 1997.


PricewaterhouseCoopers LLP
San Jose, California
February 26, 1999